June 19, 2017

CleanSpark, Inc.

70 North Main Street, Ste. 105

Bountiful, Utah 84010

Re: CleanSpark, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for CleanSpark, Inc., a Nevada corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), of 3,000,000 shares of common stock, $0.001 par value (the “Shares”) of the Company, pursuant to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”), which Shares may be issued from time to time in accordance with the terms of the Company’s 2017 Equity Incentive Plan (the “Plan”).

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company’s Articles of Incorporation, as amended; (c) the Company’s Bylaws, as amended; (d) certain records of the Company’s corporate proceedings as reflected in its minute books including resolutions of the board of directors approving the Plan; (e) the Plan; (f) the Certificate by S. Matthew Schultz, Chief Executive Officer of the Company; and (g) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares have been validly authorized, and when the Registration Statement has become effective under the Act, such Shares will, when issued pursuant to the terms of the Plan, be legally issued, fully paid and non-assessable shares of the Company’s common stock.

This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

TH DONEY LAW FIRM

/s/ Scott Doney

Scott Doney, Esq.

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CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Registration Statement, as amended, filed with the Commission as counsel for the registrant, CleanSpark, Inc.

Very truly yours,

THE DONEY LAW FIRM

/s/ Scott Doney

Scott Doney, Esq.

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